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                                                            EXHIBIT NO. 99.1(e)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the "Declaration"), of MFS Series Trust I (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class J shares of the MFS Strategic Growth Fund, a series of the Trust, has been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 15th day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                           ROBERT J. MANNING
------------------------------------       ------------------------------------
Lawrence H. Cohn                           Robert J. Manning
45 Singletree Road                         13 Rockyledge Road
Chestnut Hill MA 02467                     Swampscott MA 01907


DAVID H. GUNNING                           LAWRENCE T. PERERA
------------------------------------       ------------------------------------
David H. Gunning                           Lawrence T. Perera
2571 N. Park Blvd.                         18 Marlborough Street
Cleveland Heights OH 44106                 Boston MA 02116


WILLIAM R. GUTOW                           ROBERT C. POZEN
------------------------------------       ------------------------------------
William R. Gutow                           Robert C. Pozen
3 Rue Dulac                                8 Arlington Street
Dallas TX 75230                            Boston MA 02116


MICHAEL HEGARTY                            J. DALE SHERRATT
------------------------------------       ------------------------------------
Michael Hegarty                            J. Dale Sherratt
177 Old Briarcliff Road                    86 Farm Road
Briarcliff Manor NY 10510                  Sherborn MA 01770


J. ATWOOD IVES                             LAURIE J. THOMSEN
------------------------------------       ------------------------------------
J. Atwood Ives                             Laurie J. Thomsen
17 West Cedar Street                       235 Nashawtuc Road
Boston, MA 02108                           Concord MA 01742


AMY B. LANE
------------------------------------
Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL 33455